Exhibit 11.0 - Computation of Per Share Earnings

         During the third quarter of 1998, the Company adopted Statement of Financial Accounting Standards No. 128, EARNINGS PER SHARE (SFAS No. 128). Basic earnings per share is calculated by dividing net income by the weighted average number of common shares outstanding. Diluted earnings per share is calculated by dividing net income by average number of shares adjusted for the dilutive effect of outstanding stock options. ESOP shares are only considered outstanding for earnings per share calculations when they are committed to be released.

Presented below are the calculations for the basic and diluted earnings per share:

                                                  Three Months
                                                     Ended
                                                    March 31,
                                                      1999
                                                  -------------
Basic:
------
Net income                                          $1,034,286

Weighted average shares outstanding                  6,564,234
                                                    ----------
                                                    ----------

Basic earnings per share                            $      .16
                                                    ----------
                                                    ----------

Diluted:
--------
Net income                                          $1,034,286

Weighted average shares outstanding                  6,564,234
Effect of dilutive stock options outstanding                 -
                                                    ----------
Diluted weighted average shares outstanding          6,564,234
                                                    ----------
                                                    ----------

Diluted earnings per share                          $      .16
                                                    ----------
                                                    ----------


                                       17